UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 17, 2017

HUAHUI EDUCATION GROUP CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-21334	35-2518128
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Block 2, Duo Li Hi Tech Industrial Park, No.9,

Jinlong 1st Road, Baolong Residential District,

Longgang District, Shenzhen.

(Address of principal executive offices)

(86) 17722567599

(Registrant’s telephone number, including area code)

DUONAS CORP.

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to the Articles of Incorporation or Bylaws: Change in Fiscal Year

On November 17, 2017, Huahui Education Group Corporation (formerly Duonas Corp.) (the “Company”) filed a Current Report on Form 8-K to disclose that the Company filed a Certificate of Amendment (the “Amendment”) to Articles of Incorporation with Nevada’s Secretary of State for changing its name to Huahui Education Group Corporation (the “Name Change”), and increasing its authorized shares of common stock to 700,000,000, par value $0.001 per share and authorized shares of preferred stock to 100,000,000, par value $0.001 per share (the “Increase of Authorized Stock”).

The Company also requested to change its ticker symbol from “DUOA” to “HHEG”, which was approved by FINRA and took effect as of November 29, 2017.

Pursuant to the Name Change and change of symbol, the Company’s CUSIP for its commons stock has been changed to 44330R 109.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 30, 2017

Huahui Education Group Corporation

/s/ WU Zihua
By:	WU Zihua
Title:	President

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